FOR IMMEDIATE RELEASE
       Date:        October 18, 2004
       Contact:     Donald F. Holt, EVP/CFO
       (717) 920-5801, Fax (717) 920-1683


                     COMMUNITY BANKS, INC. REPORTS EARNINGS

     Harrisburg,  PA- Community  Banks,  Inc.  ("Community")  (Listed on Nasdaq:
CMTY), today reported higher earnings for the third quarter and the first nine months of 2004. Earnings per share for the third quarter reached $0.45, a 10% increase over the $0.41 recorded in the third quarter of 2003. Net income for the quarter rose to $5.6 million versus $5.1 million in the third quarter of the previous year, a quarter-to-quarter increase of almost 10%. Return on average assets and return on average equity reached 1.15% and 15.84%, respectively, for the three month period ended September 30, 2004.

     For the first nine months of 2004, earnings grew at a slightly less vigorous pace than the quarterly comparisons. Earnings per share grew to $1.29 for the first three quarters of 2004 compared to $1.22 in the same period of 2003, an increase of almost 6%. Net income for the period grew to $16.3 million compared to $15.2 million in 2003.

     Results during the third quarter continued to reflect many of the positive trends that have influenced performance throughout the first half of 2004. Loan and deposit growth patterns have remained consistently strong throughout the year. During the third quarter, average loans grew by 14.5%, to almost $1.2 billion, while average deposits grew by 9.7% to over $1.3 billion. Earnings for the third quarter were also favorably affected by a one-time gain of approximately $725,000 from the sale of the credit card portfolio, which is included in other income. Community will continue to provide credit card services to its customer base, but will no longer retain the credits within its loan portfolio. On a comparative basis with the third quarter of 2003, the credit card gain served to offset declines in gains from security sales and reduced fees from mortgage brokerage and title insurance activities. Declines in refinancing activity have influenced the reductions in related mortgage and title insurance income.

     Financial performance also continues to be favorably impacted by the overall quality of the loan portfolio. Despite the rapid growth in loan balances, asset quality measures continue to improve as evidenced by modest charge-offs, improved coverage, and low levels of problem credits. These trends have precluded the need for substantial increases in loan loss provisions, despite the influence of the brisk expansion in loan volume.

     "We are gratified by the relative strength and resilience within our core market economies, particularly in this uncertain national climate." said Eddie
L. Dunklebarger, Chairman and CEO. "We are especially pleased with the sustainability of our growth trends in the commercial and consumer lending areas, and by the expanding role played by CommunityBanks in serving our customer base", he added.

     The record low level of interest rates continues to moderate growth in net interest income, defined as the difference between interest received from loans and investments, and the interest paid on deposits and borrowings. Performance in this vital area, the largest source of revenue for banks, was constricted through much of 2003 due to declining interest rates. Increases in the volume of activity during 2004 have mitigated the adverse impact of the extended low interest rate environment. Interest spreads appear to have stabilized, resulting in steady, but modest improvements in net interest income. Additionally, revenues from fee-based services augmented the growth in net interest income and included increased fees from the sales of annuities, brokerage products, and deposit fees from overdraft privilege services. At the same time, more recent expense trends suggested the potential for a more moderate growth rate for core operating expenses. Higher expense growth in the first half of 2004 had been influenced by acquisitions which occurred in 2003 and by planned increases in marketing expenditures. Third quarter expenses in 2004 actually declined from the second quarter of the year, including reduced salary and marketing costs.

     The CommunityBanks franchise stretches from the Poconos in the northeast portion of Pennsylvania, through the heart of central Pennsylvania and across the Maryland border. The Company now operates 47 banking offices, which are augmented by integrated specialty services locations. Progress is being made on three new locations, expected to open later in 2004 or early 2005 in the central Pennsylvania market in Hershey, Lemoyne, and Spring Grove. Current expansion plans also include office locations on Ritner Highway and on Walnut Bottom Road in the greater Carlisle, Pennsylvania, market.

     This press release contains "forward looking" information as defined by the Private Securities Litigation Reform Act of 1995, which is based on Community's current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events, or results. Such statements involve potential risks and uncertainties and, accordingly, actual performance results may differ materially. Community undertakes no obligation to publicly update or revise forward looking information, whether as a result of new, updated information, future events, or otherwise.




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


                              Community Banks, Inc.

                         Selected Financial Information
                  (Dollars in thousands, except per share data)

                                                                            Three Months Ended                Nine Months Ended
                                                                              September 30,                     September 30,
                                                                          2004             2003             2004            2003
                                                                       -----------------------------     ---------------------------

Consolidated summary of operations:
      Interest income                                                  $    25,227      $    23,769      $    74,089     $    71,263
      Interest expense                                                      10,934           10,520           32,153          31,923
                                                                       -------------    ------------     ------------    -----------
         Net interest income                                                14,293           13,249           41,936          39,340
      Provision for loan losses                                                750              900            2,350           1,900
                                                                       -------------    ------------     ------------    -----------
         Net interest income after provision for loan losses                13,543           12,349           39,586          37,440
                                                                       -------------    ------------     ------------    -----------

      Non-interest income:
      Investment management and trust services                                 443              292            1,119             942
      Service charges on deposit accounts                                    1,996            1,350            5,108           3,686
      Other service charges, commissions, and fees                             888              799            2,565           2,329
      Investment security gains                                                108              302            2,284           1,849
      Insurance premium income and commissions                                 708              819            2,387           2,077
      Mortgage banking activities                                              558              936            2,013           1,807
      Earnings on investment in life insurance                                 433              372            1,210           1,144
      Other                                                                    878              636            1,105           1,078
                                                                       -------------    ------------     ------------    -----------
         Total non-interest income                                           6,012            5,506           17,791          14,912
                                                                       -------------    ------------     ------------    -----------

      Non-interest expenses:
      Salaries and employee benefits                                         6,975            6,623           20,851          18,799
      Net occupancy                                                          1,962            1,820            5,990           5,364
      Marketing expense                                                        611              412            1,900           1,497
      Telecommunications expense                                               318              425              979             952
      Other                                                                  2,664            2,298            7,655           7,144
                                                                       -------------    ------------     ------------    -----------
         Total non-interest expenses                                        12,530           11,578           37,375          33,756
                                                                       -------------    ------------     ------------    -----------
         Income before income taxes                                          7,025            6,277           20,002          18,596
      Income taxes                                                           1,379            1,130            3,744           3,372
                                                                       -------------    ------------     ------------    -----------

         Net income                                                    $     5,646      $     5,147      $    16,258     $    15,224
                                                                       =============    ============     ============    ===========

      Net loan charge-offs                                             $       608      $       382      $     1,092     $       803
      Net interest margin (FTE)                                              3.43%            3.44%            3.42%           3.55%
      Efficiency ratio                                                      59.29%           59.33%           60.66%          59.81%
      Return on average assets                                               1.15%            1.12%            1.12%           1.15%
      Return on average stockholders' equity                                15.84%           14.95%           15.10%          15.12%
      Return on average realized equity 2]                                  15.70%           15.65%           15.41%          16.00%

Consolidated per share data: 1]

      Basic earnings per share                                         $      0.46      $      0.42      $      1.33     $     1.25
                                                                       =============    ============     ============    ===========

      Diluted earnings per share                                       $      0.45      $      0.41      $      1.29     $     1.22
                                                                       =============    ============     ============    ===========

      Book value at end of period                                      $     12.26      $     11.25      $     12.26     $    11.25
                                                                       =============    ============     ============    ===========

      Realized book value at end of period 2]                          $     11.85      $     10.89      $     11.85     $    10.89
                                                                       =============    ============     ============    ===========

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




                              Community Banks, Inc.

                         Selected Financial Information
                  (Dollars in thousands, except per share data)


Consolidated balance sheet data:

                                                                Three Months Ended                       Nine Months Ended
                                                                    September 30,                          September 30,
                                                                2004             2003                 2004               2003
                                                          ---------------------------------      --------------------------------

Average total loans                                        $  1,175,562     $  1,026,429         $  1,138,093        $    973,752
Average earning assets                                        1,845,219        1,714,278            1,827,616           1,666,658
Average assets                                                1,957,935        1,815,701            1,935,715           1,766,303
Average deposits                                              1,313,373        1,196,865            1,293,105           1,165,015
Average stockholders' equity                                    141,808          136,576              143,815             134,622
Average diluted shares outstanding 1]                        12,508,000       12,501,000           12,582,000          12,448,000


                                                                                                                         9/30/2004
                                                                                                                             vs.
                                                           September 30,     December 31,         September 30,          9/30/2003
                                                               2004             2003                  2003               % Change
                                                          --------------  ----------------       --------------        -------------

Assets                                                     $  1,955,811     $  1,861,063         $  1,816,477                   8%
Total loans                                                   1,188,280        1,078,611            1,068,967                  11%
Deposits                                                      1,320,476        1,230,685            1,210,632                   9%
Stockholders' equity 2]                                         144,369          136,810              132,259                   9%
Accumulated other comprehensive income                            5,050            6,596                4,451                  13%
Diluted shares outstanding 1]                                12,516,000       12,666,000           12,539,000                 ---%


Non-accrual loans                                          $      5,990     $      8,151         $     11,310                (47)%
Foreclosed real estate                                            2,203            4,865                  572                 285%
                                                          --------------  ----------------       --------------        -------------
     Total non-performing assets                                  8,193           13,016               11,882                (31)%
Accruing loans 90 days past due                                      16               90                   71                (77)%
                                                          --------------  ----------------       --------------        -------------

     Total risk elements                                   $      8,209     $     13,106         $     11,953                (31)%
                                                          ==============  ================       ==============        =============

Allowance for loan losses                                  $     14,436     $     13,178         $     13,440                   7%

Asset quality ratios:

Allowance for loan losses to total loans
     outstanding                                                  1.21%            1.22%                1.26%
Allowance for loan losses to non-accrual loans                     241%             162%                 119%
Non-accrual loans to total loans outstanding                      0.50%            0.76%                1.06%
Non-performing assets to total assets                             0.42%            0.70%                0.66%

1] Per share data reflects stock splits and stock dividends
2] Excludes accumulated other comprehensive income


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